Exhibit 5.1

February 6, 2023
Orrick, Herrington & Sutcliffe LLP

DURECT Corporation	51 West 52nd Street
10260 Bubb Road	New York, NY 10019-6142
Cupertino, CA 95014	+1 212 506 5000

orrick.com

Re:	Offering of Common Stock and Warrants

Ladies and Gentlemen:

We have acted as counsel for DURECT Corporation, a Delaware corporation (the “Company”), in connection with the offer and sale by the Company of (i) 1,700,000 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 300,000 shares of Common Stock, and (iii) warrants (the “Common Warrants” and, together with the Pre-Funded Warrants, the “Warrants” and, together with the Shares, the “Securities”) to purchase an aggregate of 2,000,000 shares of Common Stock pursuant to the Company’s registration statement on Form S-3 (Registration Statement No. 333-258333) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), the prospectus dated August 16, 2021 (the “Base Prospectus”), the prospectus supplement relating to the Shares, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”), dated February 6, 2023, filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act (the “Prospectus Supplement”). The Base Prospectus and the Prospectus Supplement are collectively referred to as the “Prospectus.” The Securities are to be sold by the Company in the manner described in the Registration Statement and the Prospectus. The Company is filing this opinion letter with the Commission on a Current Report on Form 8-K (the “Current Report”).

In connection with rendering the opinion set forth below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (i) the Amended and Restated Certificate of Incorporation of the Company, as amended and restated through the date hereof, (ii) the Amended and Restated Bylaws of the Company, as amended and restated through the date hereof, (iii) certain resolutions of the Board of Directors of the Company and certain resolutions of the Finance Committee thereof relating to the issuance, sale and registration of the Securities and Warrant Shares, (iv) the Registration Statement, (v) the Prospectus and (vi) such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed relevant and necessary or appropriate as a basis for the opinion set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. We have further assumed the sufficiency of any consideration for the obligations

February 6, 2023

of each of the parties under the documents covered by this opinion letter to which it is a party, and that there are no modifications, amendments or supplements to any of the documents covered by this opinion letter other than as referenced herein. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

We have also assumed that (i) any securities issuable upon conversion, exchange, or exercise of any Securities being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise; and (ii) after the issuance of any securities offered pursuant to the Registration Statement, the total number of issued shares of Common Stock together with the total number of shares of such stock issuable upon the exercise, exchange, conversion, or settlement, as the case may be, of any exercisable, exchangeable or convertible security then outstanding, will not exceed the total number of authorized shares of Common Stock available for issuance under the Company’s certificate of incorporation as then in effect.

With respect to the Warrants and the Warrant Shares, we express no opinion to the extent that, notwithstanding the Company’s current reservation of shares of Common Stock, future issuances of securities of the Company, including the Warrant Shares, and/or antidilution adjustments to outstanding securities of the Company, including the Warrants, may cause the Warrants to be exercisable for more shares of Common Stock than the number that then remain authorized but unissued. Further, we have assumed the Exercise Price (as defined in the Warrants) will not be adjusted to an amount below the par value per share of the shares of Common Stock.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1. The Shares have been duly authorized and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable;

2. The Warrant Shares, when issued and paid for upon exercise of the Warrants in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable; and

3. When the Warrants have been duly executed and delivered to the purchaser thereof against payment therefor and have been duly issued and sold as contemplated in the Registration Statement, the Warrants will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinion that any document is valid, binding or enforceable in accordance with its terms is subject to: (a) limitations imposed by bankruptcy, insolvency, receivership, conservatorship, reorganization, fraudulent conveyance, arrangement, moratorium or other laws relating to or affecting the enforcement of creditors’ rights generally; (b) rights to indemnification and contribution which may be limited by applicable law or equitable principles or otherwise unenforceable as against public policy; (c) the unenforceability under certain circumstances of provisions imposing liquidated damages, penalties, forfeiture, late payment

February 6, 2023

charges, or an increase in interest rate upon delinquency in payment or the occurrence of any event of default; (d) applicable laws limiting unreasonable restraints on the alienation of property; and (e) general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

We express no opinion as to any provision of the Warrants that: (i) provides for economic remedies to the extent such provisions may constitute unlawful penalties, (ii) relates to advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitations, trial by jury, or procedural rights, (iii) restricts non-written modifications and waivers, (iv) provides for the payment of legal and other professional fees where such payment is contrary to law or public policy, (v) relates to exclusivity, election or accumulation of rights or remedies, (vi) authorizes or validates conclusive or discretionary determinations, or (vii) provides that provisions of the Warrants are severable to the extent an essential part of the agreed exchange is determined to be invalid and unenforceable.

Our opinions herein are limited to the General Corporation Law of the State of Delaware, the federal laws of the United States of Americas and, solely with respect to whether or not the Warrants are the valid and legally binding obligations of the Company, the laws of the State of New York. This opinion letter is limited to such laws as are in effect on the date hereof. Without limitation, no opinion is expressed herein with respect to the qualification of the Securities and the Warrant Shares under the securities or blue sky laws of any state or any foreign jurisdiction. We express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrants. We hereby consent to the reference to our firm under the heading “Legal Matters” in the Prospectus Supplement and to the filing of this opinion letter as an exhibit to the Current Report and its incorporation by reference into the Registration Statement. By giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations promulgated thereunder.

Very truly yours,

/s/ ORRICK, HERRINGTON & SUTCLIFFE, LLP

ORRICK, HERRINGTON & SUTCLIFFE, LLP